SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

AUGUST 16, 2004

PROSOFTTRAINING

(Exact name of registrant as specified in its charter)

Nevada	000-21535	87-0448639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 N. 44th Street, Suite 600, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 794-4199

(Former name or former address, if changed since last report)

ITEM	5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On August 13, 2004, ProsoftTraining announced that it had received notice from Nasdaq that as a result of the merger termination with Trinity Learning Corporation, the company is no longer subject to Marketplace Rule 4330(f) and the deficiency concern related to that merger has been rendered moot. Prosoft previously announced it had requested a hearing with a Nasdaq Listing Qualifications Hearing Panel to appeal Nasdaq Staff’s determination that Prosoft’s proposed merger with Trinity Learning Corporation would constitute a reverse merger under Nasdaq guidelines, thereby requiring the post-merger company to meet the exchange’s more-stringent initial listing requirements.

ProsoftTraining also announced that it had received notice from Nasdaq on August 9, 2004 indicating that the company no longer complies with the annual meeting requirement, as set forth in Marketplace Rule 4350(e) and that the company’s securities are subject to delisting from the Nasdaq SmallCap Market. In accordance with the rule, Prosoft was required to hold its annual meeting of shareholders for its fiscal year ended July 31, 2003 by July 31, 2004. The company filed a proxy statement on July 26, 2004, and scheduled its 2003 annual meeting for August 26, 2004, Nasdaq requested additional information from the company and notified the company that the Hearing Panel will consider the Marketplace Rule 4350(e) issue in rendering a decision concerning the company’s listing status.

A copy of the press release is attached as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	EXHIBITS

99.1        ProsoftTraining press release dated August 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2004	PROSOFTTRAINING (Registrant)

	By:	/s/ William J. Weronick
Name: William J. Weronick Title: Vice President Finance